UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2017

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices and zip code)

(323) 264-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Certain officers of Unified Grocers, Inc. (the “Company”), including Chief Executive Officer and President Robert M. Ling, Jr., and certain officers of SUPERVALU INC. will be making presentations to member shareholders of the Company beginning April 27, 2017, regarding the previously announced Agreement and Plan of Merger, dated April 10, 2017, by and among the Company, SUPERVALU INC. and West Acquisition Corporation. The slides to be used in connection with this member presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Unified Grocers, Inc. Presentation Material.

99.2	SUPERVALU INC. Presentation Material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFIED GROCERS, INC.

By:	/s/ Mary M. Kasper
Name:	Mary M. Kasper
Title:	Senior Vice President, General Counsel and Secretary

Date: April 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unified Grocers, Inc. Presentation Material.

99.2	SUPERVALU INC. Presentation Material.